                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On July 8, 2003, a newly formed wholly-owned subsidiary of Audiovox Corporation (the Company) acquired for approximately $41.8 million the outstanding capital stock of the Italian, German and Japanese subsidiaries of Recoton Corporation (Recoton) together with certain assets and the businesses of certain of Recotons United States subsidiaries. The Recoton entities are collectively referred to as the Audio Business Group (the Group). As of the date of acquisition of the Group and since April 2003, Recoton was operating under Chapter XI of the Federal Bankruptcy Code.

The Group is a developer and marketer of consumer home and mobile, audio and video products generally for aftermarket use. The Groups products are sold primarily to retailers located in the United States and Europe.

The total purchase price was partially financed with proceeds of approximately $12.8 million of long-term debt obtained by the Company shortly after the acquisition with the balance paid from available cash on hand.

The unaudited pro forma combined financial statements give effect to the acquisition of the Group under the purchase method of accounting. The following unaudited proforma condensed combined statements of operations information has been prepared to illustrate the effects of the acquisition and related financing had these transactions been completed as of December 1, 2001. The following unaudited proforma condensed balance sheet information as of May 31, 2003 has been prepared assuming the acquisition had been completed at that date. The proforma adjustments are based upon available information and certain assumptions that Audiovox believes are reasonable under the circumstances.

The unaudited pro forma combined financial information reflects a preliminary allocation of the purchase price based on market valuations in process as at the date of the preparation of these statements, which valuations are subject to revision upon completion. It is therefore subject to revision upon determination of the fair value of assets acquired and liabilities assumed.

The pro forma periods for the year ended November 30, 2002 and for the six months ended May 31, 2003 are the Companys historical financial reporting periods. Recoton and the Group have historically reported on a calendar year basis with equivalent interim quarterly basis reporting. The unaudited pro forma financial statements combine the historical consolidated amounts of the Company at May 31, 2003 and for the six months then ended and for the year ended November 30, 2002 with those of the Group as at June 30, 2003 and for the six months ended June 30, 2003 and for the year ended December 31, 2002. The Company believes the effect of the difference in the reporting periods is not significant to an understanding of the pro forma results of operations.

The proforma information, while helpful in illustrating the financial characteristics of the combined company, does not attempt to predict or suggest future results. The proforma information also does not attempt to show how the combined company would actually have performed had the companies been combined as of December 1, 2001. If the companies had actually been combined at the beginning of the periods presented, these companies and businesses might have performed differently. You should not rely on proforma financial information as an indication of the results that would have been achieved if the acquisitions had taken place earlier or the future results that the companies will experience.

These unaudited proforma condensed combined financial statements should be read in conjunction with the historical financial statements of the Group and the historical financial statements of Audiovox Corporation.



                                  Exhibit 99.2
                                        1

                              AUDIOVOX CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                  MAY 31, 2003
                                 (In thousands)

                                                                                             Audio       Pro Forma
                                                                               Audiovox     Recoton     Adjustments     Pro Forma
                                                                               --------     -------     -----------     ---------
Cash                                                                          $   24,122  $    2,223  $  (41,800)(1)   $       936
                                                                                                              (9)(1)
                                                                                                           3,600 (4)
                                                                                                          12,800 (2)
Accounts receivable, net                                                         160,735      12,322        (599)(3)       172,458
Inventory, net                                                                   172,684      21,858        (816)(3)       193,726
Receivable from vendor                                                            11,446           -           -            11,446
Assets held for sale                                                                   -           -       3,600 (3)             -
                                                                                                          (3,600)(4)
Prepaid and other current assets                                                  17,666       3,365        (140)(1)        20,891
                                                                              ----------   ---------   ----------      -----------
      Total current assets                                                       386,653      39,768     (26,964)          399,457
Property, plant and equipment, net                                                15,616       2,830        (625)(1)        17,821
Excess cost over fair value of assets acquired and other intangible assets,
    net                                                                            7,512           -           -             7,512
Intangibles                                                                                    3,466       9,986 (1)         7,801
                                                                                                          (2,185)(3)
                                                                                                          (3,466)(1)
Equity investments                                                                11,665           -           -            11,665
Other assets                                                                       9,205         731           -             9,936
                                                                              ----------   ---------   ----------      -----------
      Total assets                                                            $  430,651   $  46,795   $ (23,254)        $ 454,192
                                                                              ==========   =========   ===========     ===========

Accounts payable                                                              $   34,033   $  18,558   $ (13,787)(1)     $  38,804
Accrued expenses                                                                  34,628       2,223        (273)(1)        36,578
Accrued sales incentives                                                           8,245           -           -             8,245
Income taxes payable                                                              10,099           -           -            10,099
Bank obligations                                                                   3,245       3,776           -             7,021
                                                                              ----------   ---------   ----------      -----------
      Total current liabilities                                                   90,250      24,557     (14,060)          100,747

Other                                                                                  -         244           -               244
Long-term debt                                                                     8,132           -      12,800 (2)        20,932
Capital lease obligation                                                           6,111           -           -             6,111
Deferred income taxes payable                                                      1,983           -           -             1,983
Deferred compensation                                                              4,293           -           -             4,293
                                                                              ----------   ---------   ----------      -----------
      Total liabilities                                                          110,769      24,801      (1,260)          134,310
                                                                              ----------   ---------   ----------      -----------

Minority interest                                                                  5,359           -           -             5,359

Stockholders' equity                                                             314,523      21,994     (21,994)(1)       314,523
                                                                              ----------   ---------   ----------      -----------
      Total equity                                                               314,523      21,994     (21,994)          314,523
                                                                              ----------   ---------   ----------      -----------
      Total liabilities and equity                                            $  430,651   $  46,795    $(23,254)       $  454,192
                                                                              ==========   =========   ===========     ===========



SEE THE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.

                                  Exhibit 99.2
                                        2

                              AUDIOVOX CORPORATION
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          SIX MONTHS ENDED MAY 31, 2003
                    (In thousands, except per share amounts)


                                                                                            Audio         Pro Forma
                                                                             Audiovox      Recoton       Adjustments      Pro Forma
                                                                             --------      -------       -----------      ---------
Net sales                                                                  $   597,828 $     35,551      $   (932)(5)   $   632,447
Cost of sales                                                                  546,748       35,047          (654)(5)       581,141
                                                                           ----------- ------------      --------       -----------


      Gross profit                                                              51,080          504          (278)           51,306

Selling, general, administrative, warehouse and technical support
   expenses                                                                     43,565       19,326            93 (6)        62,984
                                                                           ----------- ------------      --------       -----------

Operating income (loss)                                                          7,515     (18,822)          (371)         (11,678)

Interest                                                                                                        4(7)
                                                                                                             (353)(8)
                                                                                (2,118)       (628)          (145)(9)       (3,240)

Other Income (expense)                                                             587           -              -               587
                                                                           ----------- ------------      --------       -----------

Income (loss) from continuing operations before provision for (recovery
   of) income taxes and minority interest                                        5,984     (19,450)          (865)         (14,331)

Provision for (recovery of) income taxes                                         1,958      (1,750)        (5,537)(10)      (5,329)

Minority interest                                                                 (743)          -              -             (743)
                                                                           ----------- ------------      --------       -----------

Net income (loss)                                                          $     3,283   $ (17,700)       $ 4,672       $   (9,745)
                                                                           =========== ===========       ========       ===========

Net income (loss) per common share - basic                                 $      0.15                                  $    (0.45)
                                                                           ===========                                  ===========

Net income (loss) per common share - diluted                               $      0.15                                  $    (0.45)
                                                                           ===========                                  ===========

Weighted average number of common shares outstanding:
      Basic                                                                 21,834,099                                  21,834,099
                                                                           ===========                                  ===========
      Diluted                                                               21,949,521                                  21,834,099
                                                                           ===========                                  ===========








SEE THE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.

                                  Exhibit 99.2
                                        3

                              AUDIOVOX CORPORATION
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                  FOR THE TWELVE MONTHS ENDED NOVEMBER 30, 2002
                    (In thousands, except per share amounts)


                                                                                           Audio         Pro Forma
                                                                             Audiovox     Recoton       Adjustments      Pro Forma
                                                                             --------     -------       -----------      ---------
Net sales                                                                    $ 1,100,382    $211,399     $ (6,569)(5)    $1,305,212
Cost of sales                                                                  1,025,783     161,064       (4,275)(5)     1,182,572
                                                                             -----------    --------     ---------       ----------
      Gross profit                                                                74,599      50,335       (2,294)          122,640

Selling, general, administrative, warehouse and technical support expenses        88,675      46,668          378 (6)       135,721
                                                                             -----------    --------     ---------       ----------

Operating income (loss)                                                          (14,076)      3,667       (2,672)          (13,081)

Gain on issuance of subsidiary's shares                                           14,269           -            -            14,269
Interest                                                                          (4,219)     (2,645)       1,277(7)         (6,583)
                                                                                                             (706)(8)
                                                                                                             (290)(9)
Other Income (expense)                                                            (2,377)        519            -            (1,858)
                                                                             -----------    --------     ---------       ----------
Income (loss) from operations before provision for (recovery of) income
   taxes, minority interest                                                       (6,403)      1,541       (2,391)           (7,253)
Provision for (recovery of) income taxes                                          12,932         787         (932)(10)       12,787
Minority interest                                                                  5,055           -            -             5,055
                                                                             -----------    --------     ---------       ----------
Income (loss) from continuing operations                                     $  (14,280)    $    754     $ (1,459)       $  (14,985)
                                                                             ===========    ========     =========       ===========

Loss from continuing operations per common share - basic                     $    (0.65)                                 $    (0.69)
                                                                             ===========                                 ===========

Loss from continuing operations per common share - diluted                   $    (0.65)                                 $    (0.69)
                                                                             ===========                                 ===========

Weighted average number of common shares outstanding:
      Basic                                                                   21,850,035                                  21,850,035
                                                                             ===========                                 ===========
      Diluted                                                                 21,850,035                                  21,850,035
                                                                             ===========                                 ===========











SEE THE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.


                                  Exhibit 99.2

                              AUDIOVOX CORPORATION
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED NOVEMBER 30, 2002
                     AND SIX MONTH PERIOD ENDED MAY 31, 2003
                    (In thousands, except per share amounts)

NOTE 1 -      Group Pro Forma Adjustments


1. Represents the adjustment to record the acquisition of certain United States subsidiaries of the Audio Business Group of Recoton Corporation and the stock of its Italian, German and Japanese subsidiaries (the Group) by adjusting their historical values of certain assets and liabilities which were not acquired and recording assets and liabilities acquired at their preliminary estimated fair values. The acquisition cost is approximately $41.8 million in cash, including estimated transaction costs of $1.5 million. We have allocated the purchase price to acquired assets and liabilities based on a preliminary valuation in accordance with the purchase method of accounting. The excess of the estimated purchase price over the fair value of assets and liabilities acquired of $9,986,000 has been preliminarily allocated to trademarks, with an indefinite useful life. The actual allocation of purchase price to assets and liabilities acquired will be dependent upon the final valuation study. The acquisition is assumed to be funded with bank loan proceeds of $12.8 million, cash on hand and cash obtained in the acquisition and cash obtained from the sale of the Group's marine products division as noted below.

2. Represents the partial financing of the purchase price with bank debt of approximately $12.8 million (euro $11.9 million)

3. Represents the classification of accounts receivable, inventory and trademark attributable to the marine products division of the Group as assets held for sale based upon their estimated fair values. The sale of the marine division assets is required since the Company is precluded from selling marine products as a result of its joint venture agreement with Audiovox Specialized Applications, Inc. (ASA), an equity investee of the Company.

4. Represents the sale of the marine division assets and liabilities of the Group classified as assets held for sale to ASA for $3.6 million.

5. Elimination of sales and cost of sales of the marine products division as a result of its sale to ASA.

6. Represents additional compensation expense related to compensation agreements entered into with management of the German subsidiary of the Group.

7. Represents the elimination of the Group's historical allocated interest expense.

8. Represents the pro forma interest expense from the beginning of the period on the bank loan utilized to partially fund the acquisition of the Group utilizing an interest rate of 5.5%.

9. Elimination of interest income related to cash utilized to partially fund the acquisition of the Group.

10. Represents the income tax benefit of the proforma adjustments for the twelve months ended November 30, 2002 and six months ended May 31, 2003 and the tax benefit resulting from the combined operations for the six months ended May 31, 2003.





                                  Exhibit 99.2
                                       5